KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852


                                                                          PARIS
TEL  (212) 715-7515                                      47, AVENUE HOCHE 75008
FAX  (212) 715-7516                                     TEL  (33-1) 44 09 46 00
                                                        FAX  (33-1) 44 09 46 01



                                February 7, 2003





Investec Funds
1055 Washington Blvd.
3rd Floor
Stamford, CT 06901

         Re:      Investec Funds
                  Registration Statement on Form N-14
                  -----------------------------------

Gentlemen:

         We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-14.

                                       Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP